                                                                EXHIBIT 23(b)



                              ARTHUR ANDERSEN LLP



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement pertaining to the Physician Sales & Service, Inc. Amended and Restated 1994 Long Term Incentive Plan and Amended and Restated Directors' Stock Plan of our report dated May 14, 1996, incorporated by reference into the Company's previously filed Registration Statement File No. 33-90464.


ARTHUR ANDERSEN LLP





Jacksonville, Florida
October 28, 1996